As filed with the Securities and Exchange Commission on June 9, 2000
                                               Registration No. ________________

-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   ----------
                          FOREST CITY ENTERPRISES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              OHIO                                       34-0863886
  (State or Other Jurisdiction              (I.R.S. Employer Identification No.)
of Incorporation or Organization)

      1100 Terminal Tower, 50 Public Square, Cleveland, Ohio 44113-2203
        (Address of Principal Executive Offices Including Zip Code)

                     FOREST CITY ENTERPRISES, INC. DEFERRED
                   COMPENSATION PLAN FOR NONEMPLOYEE DIRECTORS
                            (Full Title of the Plan)

                           FCE Statutory Agent, Inc.
                  Terminal Tower, Suite 1100, 50 Public Square
                           Cleveland, Ohio 44113-2203
                    (Name and Address of Agent For Service)

                                 (216) 621-6060
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
Title of                                              Proposed Maxi-            Proposed Maxi-             Amount of
Securities to                Amount to be             mum Offering              mum Aggregate              Registration
be Registered                Registered (1)           Price Per Share (2)       Offering Price (2)         Fee
------------------------------------------------------------------------------------------------------------------------

Class A Common               $550,000                 100%                      $550,000                   $145.20
Shares, Par Value
$.33-1/3 per share

========================================================================================================================

(1) Pursuant to Rule 416 of the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers such additional Class A Common Shares, Par Value $.33-1/3 per share ("Common Shares"), as may become issuable pursuant to the anti- dilution provisions of the Forest City Enterprises, Inc. Deferred Compensation Plan for Nonemployee Directors (the "Plan").

(2)      Estimated solely for calculating the amount of the registration fee.





                         Exhibit Index Appears on Page 6

                                     Part II

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         The following documents previously filed by Forest City Enterprises, Inc ("Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference: (1) the Annual Report on Form 10-K for the fiscal year ended January 31, 2000; and (2) the description of the Common Shares contained in the Registration Statement filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") for purposes of registering such securities thereunder, and any amendments and reports filed for the purpose of updating that description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.


Item 4.  Description of Securities
         -------------------------

         Not Applicable. (Class of securities to be offered is registered under Section 12 of the Exchange Act.)


Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not Applicable.


Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         Section 1701.13(E) of the Ohio Revised Code sets forth conditions and limitations concerning indemnification of officers, directors and other persons.
Article VI of the Registrant's Code of Regulations, incorporated herein by reference, provides for the indemnification of officers and directors in terms consistent with statutory authority. The Registrant maintains insurance covering certain liabilities of the directors and the elected and appointed officers of the Registrant and its subsidiaries.



Item 7.  Exemption from Registration Claims
         ----------------------------------

         Not Applicable.



Item 8.  Exhibits
         --------

         4.1 Amended Articles of Incorporation of the Registrant adopted as of October 11, 1983, incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended October 31, 1983 (File No. 1-4372).

         4.2 Certificate of Amendment by Shareholders to Amended Articles of Incorporation of the Registrant dated June 24, 1997, incorporated by reference to as Exhibit 4.14 to the Registrant's Registration Statement on Form S-3
                  (Registration No. 333-41437).

         4.3 Certificate of Amendment by Shareholders to the Amended Articles of Incorporation of the Registrant dated June 16, 1998, incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-8
                  (Registration No. 333-61925).

         4.4 Amended Code of Regulations of the Registrant as amended June 14, 1994, (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1997 (File No. 1-4372).

         4.5 The Plan, incorporated by reference to as Exhibit 10.44 to the Registrant's Annual Report on 10-K for the year ended
                  January 31, 1999 (File No. 1-4372).

         4.6      Amendment No. 1 to the Plan.

         4.7      Amendment No. 2 to the Plan.

         23       Consent of Independent Auditors.

         24       Power of Attorney.


Item 9.  Undertakings
         ------------

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do
                  --------  -------
                  not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on June 8th, 2000.

                                        FOREST CITY ENTERPRISES, INC.
                                        (Registrant)


                                    By: /s/ Thomas G. Smith
                                        ----------------------------------------
                                        Thomas G. Smith
                                        Senior Vice President, Chief Financial
                                        Officer and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


           Signature                          Title                             Date
           ---------                          -----                             ----
        *                       Chief Executive Officer, President and     June 8, 2000
-----------------------------   Director (Principal Executive Officer)
Charles A. Ratner

   /s/  Thomas G. Smith         Senior Vice President, Chief Financial     June 8, 2000
-----------------------------   Officer and Secretary
Thomas G. Smith                 (Principal Financial Officer)

        *                       Vice President and Corporate Controller    June 8, 2000
-----------------------------   (Principal Accounting Officer)
Linda M. Kane

        *                       Co-Chairman of the Board and Director      June 8, 2000
-----------------------------
Albert B. Ratner

        *                       Co-Chairman of the Board and Director      June 8, 2000
-----------------------------
Samuel H. Miller

        *                       Executive Vice President and Director      June 8, 2000
-----------------------------
James A. Ratner

        *                       Executive Vice President and Director      June 8, 2000
-----------------------------
Ronald A. Ratner

        *                       Executive Vice President and Director      June 8, 2000
-----------------------------
Brian J. Ratner

        *                       Director                                   June 8, 2000
-----------------------------
Deborah Ratner Salzberg

        *                       Director                                   June 8, 2000
-----------------------------
Michael P. Esposito, Jr.

        *                       Director                                   June 8, 2000
-----------------------------
Scott S. Cowen

        *                       Director                                   June 8, 2000
-----------------------------
Jerry V. Jarrett

        *                       Director                                   June 8, 2000
-----------------------------
Joan K. Shafran

        *                       Director                                   June 8, 2000
-----------------------------
Louis Stokes

        *                       Director                                   June 8, 2000
-----------------------------
Stan Ross

         * Thomas G. Smith, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated officers and directors thereof (constituting a majority of the directors) pursuant to a power of attorney filed with the Securities and Exchange Commission.

June 8, 2000                     By:   /s/  Thomas G. Smith
                                        ----------------------
                                        Thomas G. Smith, Attorney-in-Fact

                                  EXHIBIT INDEX
                                  -------------


         4.1 Amended Articles of Incorporation of the Registrant adopted as of October 11, 1983, incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended October 31, 1983 (File No. 1-4273).

         4.2 Certificate of Amendment by Shareholders to Amended Articles of Incorporation of the Registrant dated June 24, 1997, incorporated by reference to as Exhibit 4.14 to the Registrant's Registration Statement on Form S-3
                  (Registration No. 333-41437).

         4.3 Certificate of Amendment by Shareholders to the Amended Articles of Incorporation of the Registrant dated June 16, 1998, incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-8 (Registration No. 333-61925) and incorporated herein by reference).

         4.4 Amended Code of Regulations of the Registrant as amended June 14, 1994, incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1997 (File No. 1-4372).

         4.5 The Plan, incorporated by reference to Exhibit 10.44 to the Registrant's Annual Report on 10-K for the year ended January 31, 1999 (File No. 1-4273).

         4.6      Amendment No. 1 to the Plan.

         4.7      Amendment No. 2 to the Plan.

         23       Consent of Independent Auditors.

         24       Power of Attorney.